UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                            _______________

                               FORM 8-K

                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  December 2, 2003

                             CRDENTIA CORP.
       (Exact name of Registrant as Specified in its Charter)

DELAWARE                        0-31152                          76-0585701
(State or Other Jurisdiction  (Commission File              (I.R.S. Employer
of Incorporation)                 Number)                Identification No.)


              14114 Dallas Parkway, Suite 600, Dallas, Texas 75254 (Address of principal executive offices) (Zip Code)

                               (972) 850-0780
              (Registrant's telephone number, including area code)

        455 Market Street, Suite 1220, San Francisco, California 94105
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2. 	Acquisition or Disposition of Assets.

(a)	On December 2, 2003, we, Crdentia Corp., PSR Acquisition
Corporation, a wholly owned subsidiary of Crdentia Corp., PSR Holdings Acquisition Corporation, a wholly owned subsidiary of Crdentia Corp., PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. consummated the merger of (i) PSR Acquisition Corporation with and into PSR Nurse Recruiting, Inc. and (ii) PSR Holdings Acquisition Corporation with and into PSR Nurses Holdings Corp., pursuant to the terms of the Agreement and Plan of Reorganization dated November 4, 2003. Our officers assumed management and control of PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. effective October 31, 2003.

In connection with the merger, all outstanding shares of capital stock of PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. were converted into the right to receive a ratable portion of the merger consideration. The aggregate merger consideration is an amount equal to 0.55 multiplied by the sum of the gross revenues for PSR Nurses, Ltd., a Texas limited partnership, for the three year fiscal period ending September 30, 2005 and will be payable solely in shares of our common stock in up to three installments.
PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. are the holders of the general and limited partnership interests, respectively, of PSR Nurses, Ltd. At the closing, we issued an aggregate of 3,418,789 shares of our common stock to the former stockholders of PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. as the initial installment of the merger consideration, 341,871 shares of which will be held in escrow for a period of 30 months to secure certain indemnification obligations. In addition, at the closing, we issued three Convertible Subordinated Promissory Notes in the aggregate principal amount of $3,925,000 to former creditors of PSR Nurses, Ltd. and issued an additional 167,623 shares of our common stock in exchange for the cancellation of approximately $409,000 of prior indebtedness of PSR Nurses, Ltd. We also paid $250,000 in cash to other former creditors of PSR Nurses, Ltd. and assumed indebtedness of approximately $2,140,000 pursuant to other lines of credit and loan agreements. The consideration for and the other terms and conditions of the merger were determined by arms-length negotiations between us, PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp.

(b)	PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. are the
holders of the general and limited partnership interests, respectively, of PSR Nurses, Ltd. PSR Nurses, Ltd. is a Dallas, Texas based nurse staffing agency which provides licensed staff for assignments to hospitals and medical clinics. We intend to continue the operations of PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. as subsidiaries of Crdentia and to use their equipment and other physical property in the conduct of such operations.

The description of the transaction set forth above is qualified in its entirety by reference to the merger agreement filed as Exhibit 2.1 to the report on Form 8-K on November 6, 2003.

On December 9, 2003, we issued a press release which is attached as
Exhibit 99.1.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. required to be filed pursuant to Item 7(a) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days from the date this initial Form 8-K report was required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to
Item 7(b) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days from the date this initial Form 8-K report was required to be filed.

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(c)	Exhibits.

2.1(1) Agreement and Plan of Reorganization, dated as of November 4, 2003, by and among Crdentia Corp., PSR Acquisition Corporation, PSR Holdings Acquisition Corporation, PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. (the "Merger Agreement"). Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press release, dated December 9, 2003.

(1)	Previously filed as Exhibit 2.1 to the Form 8-K filed with the
        Securities and Exchange Commission on November 6, 2003 and incorporated herein by reference.


                             SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                              CRDENTIA CORP.
Date :  December 12, 2003
                                              /S/ JAMES D. DURHAM
                                         By:  James D. Durham
                                              Chief Executive Officer

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                           EXHIBIT INDEX

Exhibit No.	Description

2.1 (1)	Agreement and Plan of Reorganization, dated as of November 4, 2003, by and among Crdentia Corp., PSR Acquisition Corporation, PSR Holdings Acquisition Corporation, PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. (the "Merger Agreement"). Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press release, dated December 9, 2003.
___________

(1)	Previously filed as Exhibit 2.1 to the Form 8-K filed with the
        Securities and Exchange Commission on November 6, 2003 and incorporated herein by reference.

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